EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER
                           SHARE


                                         Three Months Ended   Three Months Ended
                                           March 31, 1997       March 31, 1996
                                         ------------------   ------------------

Average common shares and common .......      1,295,735             1,180,616
 share equivalents outstanding
Net income (loss) ......................       $167,859              $(32,268)
Fully diluted earnings per share .......       $   0.13              $  (0.03)


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       OPTELECOM, INC.


Date:  April 21, 1997                  _________________________________________
                                       Edmund D. Ludwig, President and CEO



                                       _________________________________________
                                       Robert S. Lalley, Chief Financial Officer

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